Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in the Registration Statement of Allied First Bancorp, Inc. on Form S-8 (Registration No. 333-87836) of our report dated July 19, 2004, except for Note 17 as to which the date is September 3, 2004, on the consolidated financial statements of Allied First Bancorp, Inc., which report is incorporated by reference in the 2004 Annual Report on Form 10-KSB of Allied First Bancorp, Inc.




                                                    Crowe Chizek and Company LLC

Oak Brook, Illinois
September 27, 2004